Exhibit 10.2.2
[Translation of Chinese original]
SUPPLEMENTAL AGREEMENT
IN CONNECTION WITH
THE EQUITY TRANSFER OF SHANGHAI YARUN CULTURE
COMMUNICATIONS CO., LTD.
By and Among
REDGATE INTERACTIVE ADVERTISING (BEIJING) CO., LTD.
WEIDONG ZHU
ZHENHUI WANG
And
WENHUA CAO

THIS SUPPLEMENTAL AGREEMENT (the “Agreement”) is entered into on this 8th day of April, 2008 by and among:
(1)	REDGATE INTERACTIVE ADVERTISING (BEIJING) CO., LTD., a limited liability company duly established and validly existing under the laws of the People’s Republic of China, with its domicile at Suite 804, Building 2, 19 Jianguomenwai Avenue, Chaoyang District, Beijing (“Party A”);

(2)	WEIDONG ZHU, a natural person and citizen of the People’s Republic of China whose ID card number is 310110197006105018 and whose residential address is Flats 801 and 802, Building 3, 163 Puhuitang Road, Shanghai;

ZHENHUI WANG, a natural person and citizen of the People’s Republic of China whose ID card number is 31010219690611525X and whose residential address is Flat 202, 62 Zinan Huayuan Ercun, Zizhu Road, Minhang District, Shanghai;

WENHUA CAO, a natural person and citizen of the People’s Republic of China whose ID card number is 330102195906230636 and whose residential address is Flat 25-1, Phase 1, Dahua Xiqifengqing, Wenyi West Road, Hangzhou, Zhejiang; (Weidong Zhu, Zhenhui Wang and Wenhua Cao are hereinafter collectively referred to as “Party B”); and

(3)	SHANGHAI YARUN CULTURE COMMUNICATIONS CO., LTD., a limited liability company duly established and validly existing under the laws of the People’s Republic of China, with its domicile at D-541, 1 Huyi Road, Shanghai (the “Company”).
WHEREAS:
(A)	On the execution date hereof, the Parties executed an Equity Transfer Agreement (the “Equity Transfer Agreement”), whereby it was agreed that Party B shall transfer 100 percent of the Equity Interest of the Company to Party A (the “Proposed Equity Transfer”), pursuant to which, Weidong Zhu shall transfer 40 percent of the Equity Interest to Party A, Zhenhui Wang shall transfer 40 percent of the Equity Interest to Party A and Wenhua Cao shall transfer 20 percent of the Equity Interest to Party A.

(B)	On the execution date hereof, the Parties have additionally executed with Redgate Media Inc. (the “Proposed Listed Company”) an agreement (the “Share Issuance Agreement”) whereby the Proposed Listed Company shall issue shares of the Proposed Listed Company or pay cash consideration to Party B once certain conditions have been fulfilled.

(C)	The Parties agree to execute this Agreement to make arrangements for unresolved matters in relation to the Equity Transfer Agreement and the Share Issuance Agreement.
NOW, THEREFORE, following the negotiations between the Parties, the Parties agree as follows:

ARTICLE 1. DEFINITIONS
1.1	Unless otherwise expressly indicated or required by the context, the relevant terms herein have the same meaning as the terms which have been defined in the Equity Transfer Agreement.
1.2	Unless otherwise expressly indicated or required by the context:
1.2.1	any reference to a contract, agreement or document herein shall mean such , contract or document as may be amended, supplemented or novated from time to time;

1.2.2	any reference to a person in this Agreement or another related , agreement or document shall include such person’s successors and permitted assigns;

1.2.3	any reference to an Article, provision or Appendix herein shall be deemed to apply to the specified Article, provision or Appendix to this; and

1.2.4	“Party” shall refer to any of the Parties hereto, “Parties” or “Each Party” shall refer to all of the Parties or each of the Parties hereto.
ARTICLE 2. PAYMENT OF OFFSHORE CONSIDERATION AND OWNERSHIP OF
RETAINED EARNINGS
2.1	Pursuant to the Equity Transfer Agreement, Party B agrees to transfer the Equity Interest to Party A for the price of Renminbi Three Million (RMB3,000,000) (the “Transfer Price”), and Party A agrees to purchase the Equity Interest from Party B at the Transfer Price. The Transfer Price shall be payable by Party A to Party B pursuant to the provisions set forth in the Equity Transfer Agreement.
2.2	Pursuant to the Share Issuance Agreement, in consideration for the services provided by Party B to the Company and other matters (the “Offshore Consideration”), Party A shall issue shares of the Proposed Listed Company or make a cash payment to Party B, depending on factors such as the performance results of the Company and the actual progress of the share listing of the Proposed Listed Company.
2.3	In order to fully protect the interests of Party B, the Parties confirm and agree that:
2.3.1	Unless the circumstance as set forth in Article 2.3.3 herein occurs, the annual distributable profit of the Company for the year 2007 (the “2007 Annual Profit”) shall be the property of Party B. To this end, the Parties agree, upon the execution of this , the specific amount of the 2007 Annual Profit shall be verified by PricewaterhouseCoopers LLP in accordance with international general accounting standards. Prior to the calculation of the 2007 Annual Profit, all historical losses (if any) shall be offset and all funds required for the statutory provident fund shall be set aside. Further, PricewaterhouseCoopers LLP shall verify the total amount of accounts receivable (the “Receivables”) and the total amount of accounts payable (the “Payables”) of the Company as of 31st December, 2007.

2.3.2	Unless payment is made to Party B pursuant to Article 2.3.4 herein, the 2007 Annual Profit shall be temporarily withheld from Party B. Notwithstanding the foregoing, the Company shall record the 2007 Annual Profit as distributed to Party B in the Company’s accounts.

2.3.3	If the Proposed Listed Company has paid the Offshore Consideration to Party B in accordance with the provisions set forth in the Share Issuance Agreement, then the 2007 Annual Profit shall wholly be the property of Party A and shall be disposed of at Party A’s sole discretion. Party B covenants that it shall, effective from the date of payment of the Offshore Consideration, no longer enjoy any rights in relation to the 2007 Annual Profit, nor assert any claims against Party A or the Company resulting therefrom.

2.3.4	If the Proposed Listed Company fails to realize the initial public offering and fails to list on or before 31st December 2010, and Party B does not receive shares or cash consideration in accordance with Article 2.2(d) of the Share Issuance Agreement, then the 2007 Annual Profit shall be payable to Party B.

2.3.5	The Party who ultimately receives the actual 2007 Annual Profit shall bear the profit taxes payable thereon.

2.3.6	Prior to the payment of the Offshore Consideration, Party A, as a shareholder of the Company, shall not withdraw any funds from the Company. Party B shall ensure that the Receivables are collected in full and become the property of the Company. Subject to ensuring the continuous and normal flow of cash funds of the Company, Party B shall determine the timing and method of payment of the Payables for the year 2007; notwithstanding the foregoing, Party B shall keep Party A promptly informed of the same.
2.4	In the event of any inconsistencies between this Article herein and the Equity Transfer Agreement, this Article shall prevail.
ARTICLE 3. CORPORATE GOVERNANCE
Prior to the payment of the Offshore Consideration, Party A covenants that, without the consent of Party A and the majority of the parties comprising Party B, Party A shall not require the Company to undertake any of the following:
3.1	Distribution of profit;
3.2	Reduction of registered capital;
3.3	Making loans with, entering into any financing arrangement with, or making payment to a third party on behalf of Party A, related companies of Party A, related companies of the Company or any director of the aforementioned companies which would harm the interests of the Company;
3.4	Conducting any merger, joint venture, spin-off, material asset transfer or other change to the Company’s capital structure which would have a material adverse effect on the Company; or

3.5	Dissolution or liquidation.
ARTICLE 4. LIABILITY FOR BREACH OF AGREEMENT
4.1	If a Party breaches any of the provisions hereof, it shall compensate the non-breaching Parties for all claims, expenses, costs, losses and liabilities incurred or arising in connection with such breach, whether directly or indirectly. If the breaching Party is one of the parties comprising of Party B and/or the breaching Party is the Company, Party B shall jointly and severally bear the liabilities in respect of the compensation for such breach.

4.2	Without prejudice to any of the other provisions of this Article 4, if a Party fails to perform any of its obligations hereunder, the non-breaching Parties shall, in addition to exercising any other rights and remedies available hereunder, be entitled to demand that the breaching Party perform the relevant obligations and the Parties expressly waive the defense of sufficiency of damages.
ARTICLE 5. GOVERNING LAW
This Agreement shall be governed by, and construed in accordance with, the laws of the People’s Republic of China.
ARTICLE 6. LANGUAGE
This Agreement is made in Chinese in six (6) counterparts, of which Party A shall hold one original and each party comprising of Party B shall hold one original.
ARTICLE 7. EFFECTIVENESS
This Agreement shall enter into effect after it is signed/sealed by the Parties or their authorized representatives.
IN WITNESS WHEREOF, this Agreement is duly executed by the Parties on the date first set forth above.
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[Execution Page, no other contents on this page.]
Party A:
REDGATE INTERACTIVE ADVERTISING
(BEIJING) CO., LTD. [company seal]

By:	/s/ Ying Zhu
Name of Legal Representative: Ying Zhu

Party B:
WEIDONG ZHU

Signature:	/s/ Weidong Zhu

ZHENHUI WANG

Signature:	/s/ Zhenhui Wang

WENHUA CAO

Signature:	/s/ Wenhua Cao

SHANGHAI YARUN CULTURE
COMMUNICATIONS CO., LTD. [company seal]

By:	/s/ Weidong Zhu
Name of Legal Representative: Weidong Zhu